HARDWARE EQUIPMENT PURCHASE AGREEMENT

Purchaser: (“Party A”) Sunity Information Technology (Beijing) Co., Ltd.
Purchaser Address: RoomA1002, Boya International Center, Lize Zhongyilu, Chaoyang District, Beijing
Venditor: (“Party B”) Xi’an Tianhu Communications Co., Ltd.
Venditor Address: 7th floor, Fengye Tower No.A Gaoxin road, Gaoxin District, Xi’an

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China (“PRC”), with friendly discussion about server purchase, the Parties hereby agree as follows:

TARGETS
After consultations among the Parties, Party A has the decision to purchase server form Party B. The target of this agreement is RMB 1,620,024Yuan.

COMMUNICATION SERVERS, PRODUCT TYPE, BASIC EQUIPMENT, NUMBER, UNIT PRICE
1.	Server Manufacturer: DELL
2.	Product Type: Sever DELL R710, array Power Vault MP 3000
3.	Server Basic Equipment: 5520/8G FBD DDR3/300G SAS *2
4.	Array Basic Equipment: IT SATA *15
5.	Number: Server: 84 Array: 12
6.	Server Unit Price: 15286 Yuan
7.	Array Unit Price: 28000 Yuan

WAY, LOCATION AND TIME OF DELIVERY
1.	Way of Delivery: actuals ( include software installation, program debug, shall work when power-on )
2.	Location of Delivery: Designated place by the Party A
3.	Time of Delivery: 20th, Jan 2010

QUALITY STANDARD, ASSEMBLE AND INSTALL, ACCEPTANCE INSPECTION
1.	According to the product description provided by the manufacturer, guarantee to reach the quality standard of products.
2.	Party A shall, before acceptance, conduct the sample acceptance tests. Party B shall guarantee that replace the poor quality products which do not include in the sample of test within 7 days

AFTER-SALE SERVICE
1.	Hardware of server, array is guaranteed for 3 years. Software is guaranteed for 1 years after the date of appraisal;

2.
Except the standard of manufacturer, party B shall provide the technical support to the software which developed by Party B itself, after-sale service shall be kept above the standard of manufacturer for the after-sale service of server and array;

3.	Party B shall provided technical support and service when Party A have technical problems including but not limited to server connection, network connection, software and hardware support for free;
4.	Party B shall responsible for the work of maintenance which shall not be assign to third party for confidential of Party A.

PAYMENT TERM
Sales amount 1,620,024Yuan should be deposited by Party A after check and accept the qualification of goods.

DEFAULT RESPONSIBILITY
1.	Exclusive of force majeure provided by the Contract Law of the People’s Republic of China, as a breach of contract of Party A if in the following circumstances:
1)	Party A shall pay the liquidated damage at an amount of 0.5% in total payment for goods to Party B, if Party A rejects products without any justified reason.
2)
Party A shall pay the late fee at an amount of 0.1% in total target amount of the agreement to party B, if Party A can not pay the payment on time in the period of payment as stipulated in the agreement.

2.	Exclusive of force majeure provided by the Contract Law of the People’s Republic of China, as a breach of contract of Party B if in the following circumstances:
1)	Party B shall pay the late fee at an amount of 0.5% per day in total target amount of the agreement to Party A, if Party B delayed delivery.
2)	In addition to charge late fees in accordance with present article 1), Party A entitled to terminate the Agreement for Party B delayed delivery in excess of 3 days.
3)	Party B shall arrived at worksite of Party A to do the maintenance or service within 24 hours when Party B get the notice asking technical support or service in writing or by telephone form Party A.

DISPUTE RESOLUTION
As the dispute resolution of the agreement, the parties shall choose one of the following schemes:
1)
The Parties shall attempt to resolve any such dispute about this Agreement. If the dispute cannot be resolved in the aforementioned manner, the Parties shall agree to submit to the Beijing Arbitration Commission (“BAC”).

2)
The Parties shall attempt to resolve any such dispute about this Agreement. If the dispute cannot be resolved in the aforementioned manner, the Parties shall agree to charge to the competent court within China.

MISCELLANEOUS
1.
This Agreement is executed in two (2) originals, with each Party holding one (1) set of originals has equal legal effect, and shall become effective as of the date when this Agreement is duly signed by the Parties. The Parties shall attempt to resolve any other matters not mentioned herein. If the matter cannot be resolved in the aforementioned manner, the Parties shall agree to charge to the competent court in the location of Party A.

2.	Mutual consent to sign a supplementary agreement if the Agreement cannot be executed or need to amend. Supplementary agreement has equal legal effect with the Agreement.

Party A : Sunity Information Technology (Beijing) Co., Ltd.
Person:
Date:

Party B: Xi’an Tianhu Communications Co., Ltd.
Person:
Date: 6th, Jan. 2010